Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-Q for the period ending June 30, 2003 (the “Report”) of Tudor Fund For Employees L.P. (the “Partnership”), I, the Chief Executive Officer of the General Partner of the Partnership, certify pursuant to 18 U.S.C. §1350, as enacted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership; and

(iii) A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tudor Fund For Employees L.P. and will be retained by Tudor Fund For Employees L.P. and furnished to the Securities and Exchange Commission or its staff upon request.

By:	/s/ MARK F. DALTON
Mark F. Dalton, President and Chief Executive Officer of Second Management LLC, the General Partner

August 14 , 2003